Exhibit 99.1

CoStar Group Third Quarter 2023 Revenue

Increased 12% Year-over-Year Marking 50 Straight Quarters of

Double-Digit Revenue Growth

WASHINGTON – October 24, 2023 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended September 30, 2023 was $625 million, up 12% over revenue of $557 million for the quarter ended September 30, 2022. Net income was $91 million in the third quarter, an increase of 25% over the prior year.

“CoStar Group delivered strong results this quarter on our two principal fronts,” said Andy Florance, Founder and CEO of CoStar Group. “First, our commercial information and marketplace businesses are fortress strong in a turbulent market with revenue growing 14% year-over-year and margins approaching 40%. As we move into the fourth quarter, our adjusted EBITDA, for our commercial information and marketplace businesses, is approaching $1,000,000,000 annualized. We continue to generate strong net new bookings with $65 million of net new bookings in the third quarter. On the second front, we are investing aggressively, but prudently, in Homes.com with the goal of unlocking the enormous potential of becoming the leading, successful U.S. residential real estate portal. In September we celebrated a major milestone on that road to success with 100 million unique visitors to Homes.com.”

“Unique visitors to Homes.com in September grew 1,290% year over year, significantly outperforming our competitors’ traffic, the largest of which were relatively flat or declining. We believe that the competitive balance in the industry is shifting in our favor,” continued Florance. “Our key competitors’ sites combine rentals and resale homes, so when we likewise combine our Homes.com and Apartments networks we had 140 million unique visitors in September, according to Google Analytics. In the past year we have quickly grown to become the second most heavily trafficked residential network by a wide margin, with monthly unique visitors 35% higher than Realtor.com and 90% higher than Redfin in September, according to ComScore. We continue to build out the full potential of Homes.com and are focused on continuing to grow traffic and beginning monetization in second quarter of 2024.”

“Last week, we announced our offer to acquire OnTheMarket, one of the top three residential property portals in the United Kingdom. Having operated successfully in the United Kingdom for two decades, we believe that we can grow competitive traffic share in the U.K. just as we have done so many times before in the U.S. and that our significant software investments into Homes.com will give us technology scale advantage in the U.K.”

Year 2022-2023 Quarterly Results - Unaudited

(in millions, except per share data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenues	$516	$536	$557	$573	$584	$606	$625
Net income	89	83	72	124	87	101	91
Net income per share - diluted	0.23	0.21	0.18	0.31	0.21	0.25	0.22
Weighted average outstanding shares - diluted	394	394	396	406	406	407	407

EBITDA	158	140	129	155	98	105	89
Adjusted EBITDA	178	159	153	182	123	127	112
Non-GAAP net income	123	112	118	153	118	127	120
Non-GAAP net income per share - diluted	0.31	0.28	0.30	0.38	0.29	0.31	0.30

2023 Outlook

The Company expects revenue in the range of $2.445 billion to $2.450 billion for the full year of 2023, representing year-over-year growth of approximately 12% at the midpoint of the range. The Company expects revenue for the fourth quarter of 2023 in the range of $630 million to $635 million, representing revenue growth of approximately 10% year-over-year at the midpoint of the range.

“Against one of the worst property markets in decades, we continue to demonstrate that our commercial information and marketplace businesses can deliver strong, double-digit revenue growth regardless of market cycles,” said Scott Wheeler, CFO of CoStar Group. “Our commercial information and marketplace business is expected to deliver 12% year-over-year revenue growth in the fourth quarter of 2023, and 14% revenue growth for the full year of 2023. Our Homes.com strategy is proving to be very successful and has moved us into second place in the U.S. We are wisely accelerating our investment in our residential marketplace in the second half of 2023. We now expect adjusted EBITDA for the full year of 2023 in the range of $485 million to $490 million. For the fourth quarter of 2023, we expect adjusted EBITDA in the range of $123 million to $128 million.”

The Company expects full year 2023 non-GAAP net income per diluted share in a range of $1.21 to $1.22 based on 407 million shares. For the fourth quarter of 2023, the Company expects non-GAAP net income per diluted share in a range of $0.31 to $0.32 based on 407 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the fourth quarter of 2023.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 24, 2023, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes; depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company’s ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2023, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

Earnings Conference Call

Management will conduct a conference call to discuss the third quarter 2023 results and the Company’s outlook at 5:00 PM ET on Tuesday, October 24, 2023. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$624,669	$556,921	$1,814,941	$1,609,054
Cost of revenues	123,666	108,364	355,224	304,814

Gross profit	501,003	448,557	1,459,717	1,304,240

Operating expenses:
Selling and marketing (excluding customer base amortization)	266,893	185,395	743,153	510,736
Software development	67,891	56,912	197,850	162,520
General and administrative	94,371	91,270	274,442	246,576
Customer base amortization	10,254	29,651	31,311	60,621

	439,409	363,228	1,246,756	980,453

Income from operations	61,594	85,329	212,961	323,787
Interest income (expense), net	58,422	10,656	153,881	(461)
Other income, net	465	1,389	1,655	3,596

Income before income taxes	120,481	97,374	368,497	326,922
Income tax expense	29,907	25,084	90,272	81,841

Net income	$90,574	$72,290	$278,225	$245,081

Net income per share - basic	$0.22	$0.18	$0.69	$0.62

Net income per share - diluted	$0.22	$0.18	$0.68	$0.62

Weighted-average outstanding shares - basic	405,649	394,712	405,190	393,650
Weighted-average outstanding shares - diluted	407,229	396,209	406,713	394,973

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures - Unaudited

(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$90,574	$72,290	$278,225	$245,081
Income tax expense	29,907	25,084	90,272	81,841

Income before income taxes	120,481	97,374	368,497	326,922
Amortization of acquired intangible assets	18,707	36,596	54,364	82,601
Stock-based compensation expense	21,899	18,138	63,770	54,097
Acquisition and integration related costs	796	1,095	2,272	3,238
Restructuring and related costs	509	191	3,880	191
Settlements and impairments	—	4,100	(107)	4,100
Other expense, net	—	2,063	—	6,162

Non-GAAP income before income taxes	162,392	159,557	492,676	477,311
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(42,222)	(41,485)	(128,096)	(124,101)

Non-GAAP net income	$120,170	$118,072	$364,580	$353,210

Net income per share - diluted	$0.22	$0.18	$0.68	$0.62

Non-GAAP net income per share - diluted	$0.30	$0.30	$0.90	$0.89

Weighted average outstanding shares - basic	405,649	394,712	405,190	393,650
Weighted average outstanding shares - diluted	407,229	396,209	406,713	394,973
(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$90,574	$72,290	$278,225	$245,081
Amortization of acquired intangible assets in cost of revenues	8,453	6,945	23,053	21,980
Amortization of acquired intangible assets in operating expenses	10,254	29,651	31,311	60,621
Depreciation and other amortization	8,418	7,224	24,451	21,199
Interest (income) expense, net	(58,422)	(10,656)	(153,881)	461
Other income, net	(465)	(1,389)	(1,655)	(3,596)
Income tax expense	29,907	25,084	90,272	81,841

EBITDA	$88,719	$129,149	$291,776	$427,587

Stock-based compensation expense	21,899	18,138	63,770	54,097
Acquisition and integration related costs	796	1,095	2,272	3,238
Restructuring and related costs	509	191	3,880	191
Settlements and impairments	—	4,100	(107)	4,100

Adjusted EBITDA	$111,923	$152,673	$361,591	$489,213

CoStar Group, Inc.

Condensed Consolidated Balance Sheets - Unaudited

(in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,229,880	$4,967,970
Accounts receivable	213,742	166,140
Less: Allowance for credit losses	(20,911)	(12,195)

Accounts receivable, net	192,831	153,945
Prepaid expenses and other current assets	76,013	63,952

Total current assets	5,498,724	5,185,867
Deferred income taxes, net	9,722	9,722
Property and equipment, net	403,195	321,250
Lease right-of-use assets	85,758	80,392
Goodwill	2,315,313	2,314,759
Intangible assets, net	275,095	329,306
Deferred commission costs, net	165,846	142,482
Deposits and other assets	15,997	16,687
Income tax receivable	2,005	2,005

Total assets	$8,771,655	$8,402,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,866	$28,460
Accrued wages and commissions	91,357	104,988
Accrued expenses	156,009	89,113
Income taxes payable	2,061	10,438
Lease liabilities	40,187	36,049
Deferred revenue	97,583	103,567

Total current liabilities	413,063	372,615
Long-term debt, net	990,185	989,210
Deferred income taxes, net	63,203	76,202
Income taxes payable	17,542	14,001
Lease and other long-term liabilities	77,500	80,321

Total liabilities	$1,561,493	$1,532,349

Total stockholders’ equity	7,210,162	6,870,121

Total liabilities and stockholders’ equity	$8,771,655	$8,402,470

CoStar Group, Inc.

Condensed Consolidated Statements of Cash Flows - Unaudited

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income	$278,225	$245,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,815	109,983
Amortization of deferred commissions costs	69,811	55,373
Amortization of Senior Notes discount and issuance costs	1,799	1,771
Non-cash lease expense	22,092	23,108
Stock-based compensation expense	63,770	54,097
Deferred income taxes, net	(12,949)	(21,676)
Credit loss expense	25,664	13,468
Other operating activities, net	324	(1,774)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(64,595)	(36,177)
Prepaid expenses and other current assets	(20,745)	(17,235)
Deferred commissions	(93,147)	(83,875)
Accounts payable and other liabilities	21,067	2,131
Lease liabilities	(26,807)	(27,615)
Income taxes payable, net	4,444	(29,051)
Deferred revenue	(6,045)	4,488
Other assets	(738)	1,492

Net cash provided by operating activities	340,985	293,589
Investing activities:
Proceeds from sale of property and equipment and other assets	—	5,034
Purchase of Richmond assets	(61,811)	(31,530)
Purchases of property and equipment and other assets	(14,141)	(43,659)
Cash paid for acquisitions, net of cash acquired	—	(6,331)

Net cash used in investing activities	(75,952)	(76,486)
Financing activities:
Repayments of long-term debt assumed in acquisition	—	(2,155)
Repurchase of restricted stock to satisfy tax withholding obligations	(23,409)	(20,259)
Proceeds from equity offering, net of transaction costs	—	746,170
Proceeds from exercise of stock options and employee stock purchase plan	20,435	10,777

Net cash (used in) provided by financing activities	(2,974)	734,533
Effect of foreign currency exchange rates on cash and cash equivalents	(149)	(4,297)

Net increase in cash and cash equivalents	261,910	947,339
Cash and cash equivalents at the beginning of period	4,967,970	3,827,126

Cash and cash equivalents at the end of period	$5,229,880	$4,774,465

CoStar Group, Inc.

Disaggregated Revenues - Unaudited

(in thousands)

	Three Months Ended September 30,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$223,348	$10,012	$233,360	$203,657	$9,033	$212,690
Information Services	35,163	9,473	44,636	32,524	8,489	41,013
Multifamily	235,343	—	235,343	189,536	—	189,536
LoopNet	65,041	2,440	67,481	57,126	1,775	58,901
Residential	10,293	—	10,293	19,351	—	19,351
Other Marketplaces	33,556	—	33,556	35,430	—	35,430

Total revenues	$602,744	$21,925	$624,669	$537,624	$19,297	$556,921

	Nine Months Ended September 30,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$658,734	$28,808	$687,542	$590,141	$27,764	$617,905
Information Services	99,476	28,710	128,186	93,306	23,424	116,730
Multifamily	670,331	—	670,331	547,372	—	547,372
LoopNet	189,488	6,793	196,281	164,417	5,228	169,645
Residential	36,154	—	36,154	57,565	—	57,565
Other Marketplaces	96,447	—	96,447	99,837	—	99,837

Total revenues	$1,750,630	$64,311	$1,814,941	$1,552,638	$56,416	$1,609,054

CoStar Group, Inc.

Results of Segments - Unaudited

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
EBITDA
North America	$88,910	$127,965	$290,180	$422,454
International	(191)	1,184	1,596	5,133

Total EBITDA	$88,719	$129,149	$291,776	$427,587

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited

(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5	$90.6
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1	29.9

Income before income taxes	121.4	108.1	97.4	159.5	116.4	131.7	120.5
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0	18.7
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8	21.9
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)	0.8
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)	0.5
Settlements and impairments	—	—	4.1	2.0	(0.1)	—	—
Other expense, net	2.0	2.1	2.1	—	—	—	—

Non-GAAP income before income taxes(1)	166.1	151.6	159.6	206.7	159.1	171.2	162.4
Assumed rate for income tax expense (2)	26%	26%	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(43.2)	(39.4)	(41.5)	(53.8)	(41.4)	(44.5)	(42.2)

Non-GAAP net income(1)	$122.9	$112.2	$118.1	$153.0	$117.7	$126.7	$120.2

Non-GAAP net income per share - diluted	$0.31	$0.28	$0.30	$0.38	$0.29	$0.31	$0.30

Weighted average outstanding shares - basic	392.9	393.3	394.7	404.2	404.5	405.4	405.6
Weighted average outstanding shares - diluted	394.2	394.5	396.2	406.1	406.2	406.8	407.2

(1)	Totals may not foot due to rounding.
(2)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5	$90.6
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0	18.7
Depreciation and other amortization	7.0	7.0	7.2	7.9	7.9	8.1	8.4
Interest expense (income), net	7.7	3.4	(10.7)	(32.6)	(43.5)	(51.9)	(58.4)
Other (income) expense, net	(0.9)	(1.3)	(1.4)	0.2	(0.6)	(0.6)	(0.5)
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1	29.9

EBITDA(1)	$158.4	$140.0	$129.1	$155.1	$97.8	$105.2	$88.7

Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8	21.9
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)	0.8
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)	0.5
Settlements and impairments	—	—	4.1	2.0	(0.1)	—	—

Adjusted EBITDA(1)	$177.9	$158.6	$152.7	$182.3	$122.9	$126.8	$111.9

(1)	Totals may not foot due to rounding.

CoStar Group, Inc.

Reconciliation of Forward-Looking Guidance - Unaudited

(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2023		December 31, 2023
	Low	High	Low	High
Net income	$97,000	$101,000	$376,000	$380,000
Income tax expense	33,000	34,000	123,000	124,000

Income before income taxes	130,000	135,000	499,000	504,000
Amortization of acquired intangible assets	18,000	18,000	73,000	73,000
Stock-based compensation expense	22,000	22,000	86,000	86,000
Acquisition and integration related costs	1,000	1,000	3,000	3,000
Restructuring and related costs	—	—	4,000	4,000

Non-GAAP income before income taxes	171,000	176,000	665,000	670,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(44,500)	(45,800)	(172,900)	(174,200)

Non-GAAP net income	$126,500	$130,200	$492,100	$495,800

Net income per share - diluted	$0.24	$0.25	$0.92	$0.93

Non-GAAP net income per share - diluted	$0.31	$0.32	$1.21	$1.22

Weighted average outstanding shares - diluted	407,400	407,400	406,800	406,800

(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2023		December 31, 2023
	Low	High	Low	High
Net income	$97,000	$101,000	$376,000	$380,000
Amortization of acquired intangible assets	18,000	18,000	73,000	73,000
Depreciation and other amortization	10,000	10,000	34,000	34,000
Interest income, net	(58,000)	(58,000)	(212,000)	(212,000)
Other income, net	—	—	(2,000)	(2,000)
Income tax expense	33,000	34,000	123,000	124,000
Stock-based compensation expense	22,000	22,000	86,000	86,000
Acquisition and integration related costs	1,000	1,000	3,000	3,000
Restructuring and related costs	—	—	4,000	4,000

Adjusted EBITDA	$123,000	$128,000	$485,000	$490,000

Investor Relations:

Cyndi Eakin

Senior Vice President

CoStar Group Investor Relations

(202) 346-6784

ceakin@costar.com

News Media:

Matthew Blocher

Vice President

CoStar Group Corporate Marketing & Communications

(202) 346-6775

mblocher@costar.com

About CoStar Group

CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attract over 100 million unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group’s plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the fourth quarter and full year 2023 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2023 will not be as stated in this press release; the risk that EBITDA for the fourth quarter and full year 2023 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2023 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2023 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the “SEC”), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.